Exhibit 3.19

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

OF

WICKLIFFE PAPER COMPANY

TO

WICKLIFFE PAPER COMPANY LLC

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act

1.	The jurisdiction where the corporation is first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the corporation first formed is April 4, 2005.

4.	The name of the corporation immediately prior to filing this Certificate is Wickliffe Paper Company.

5.	The name of the limited liability company as set forth in the Certificate of Formation is Wickliffe Paper Company LLC.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person this 14th day of November, 2006.

WICKLIFFE PAPER COMPANY LLC

By:	/s/ Douglas K. Cooper
Name:	Douglas K. Cooper
Title:	Vice President & Secretary

CERTIFICATE OF FORMATION

OF

WICKLIFFE PAPER COMPANY LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “Limited Liability Company”) is Wickliffe Paper Company LLC.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Wickliffe Paper Company LLC this 14th day of November, 2006.

WICKLIFFE PAPER COMPANY LLC

By:	/s/ Douglas K. Cooper
Name:	Douglas K. Cooper
Title:	Vice President & Secretary